UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2018

NINE ENERGY SERVICE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38347	80-0759121
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 Kirby Drive, Suite 200

Houston, Texas 77019

(Address of principal executive offices)

(281) 730-5100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Securities Purchase Agreement

On October 15, 2018, Nine Energy Service, Inc. (the “Company” or “Nine”) and MOTI Holdco, LLC and Nine Energy Canada Inc., which are subsidiaries of the Company (“Buyers”), entered into a Securities Purchase Agreement (the “Magnum Purchase Agreement”) with Warren Lynn Frazier, Garrett Lynn Frazier 2018 DG Trust, Derrick Chase Frazier 2018 DG Trust and Frazier Family Foundation, Inc., as sellers, Warren Frazier, solely in his capacity as Seller Representative (as defined therein), and solely for the purposes of Sections 5.6.2, 5.20 and 5.23 thereto, Garrett Lynn Frazier and Derrick Chase Frazier. Pursuant to the Magnum Purchase Agreement, Buyers will acquire (the “Magnum Acquisition”) all of the equity interests of Magnum Oil Tools International, LTD, Magnum Oil Tools GP, LLC and Magnum Oil Tools Canada Ltd. (collectively, “Magnum”) for an upfront cash payment of approximately $334.5 million, subject to customary adjustments, and 5.0 million shares of the Company’s common stock, which will be issued to the sellers of Magnum in a private placement. The Magnum Purchase Agreement also includes the potential for additional future payments in cash of (i) up to 60% of the net income (before interest, taxes and certain one-time gains or losses) for the “E-Set” tools business in 2019 through 2025 and (ii) up to $25.0 million based on sales of certain dissolvable plug products in 2019.

The Magnum Acquisition is expected to close later this month. The Magnum Acquisition is subject to antitrust clearance and other customary closing conditions. The Magnum Purchase Agreement contains customary representations and warranties, covenants, indemnification and termination provisions.

The foregoing description of the Magnum Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Magnum Purchase Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

The Magnum Purchase Agreement is filed herewith to provide investors with information regarding their respective terms. The Magnum Purchase Agreement is not intended to provide any other factual information about the parties to those agreements. In particular, the assertions embodied in the representations and warranties contained in the Magnum Purchase Agreement were made as of the date of the Magnum Purchase Agreement only and are qualified by information in confidential disclosure schedules provided by the parties thereto to each other in connection with the signing of the Magnum Purchase Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Magnum Purchase Agreement. Moreover, certain representations and warranties in the Magnum Purchase Agreement may have been used for the purpose of allocating risk between the parties thereto rather than establishing matters of fact. Accordingly, you should not rely on the representations and warranties in the Magnum Purchase Agreement as characterizations of the actual statements of fact about the parties thereto.

Registration Rights Agreement

As described above, the Company will issue 5.0 million shares of its common stock to Magnum (the “Registrable Securities”) as part of the purchase price in the Magnum Acquisition. The shares will be issued in a private placement exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”). The Magnum Purchase Agreement requires the Company to enter into a registration rights agreement (“Registration Rights Agreement”) concurrently with the consummation of the Magnum Acquisition pursuant to which, from and after February 1, 2019, the Majority Holders (as defined therein) will have the right to have the Company prepare and file a “shelf” registration statement under the Securities Act to permit the resale of the Registrable Securities from time to time as permitted by Rule 415 under the Securities Act (the “Shelf Registration Statement”), subject to certain requirements and exceptions. In addition, pursuant to the Registration Rights Agreement, the Majority Holders will be able to make up to two written requests (each, an “Underwritten Shelf Takedown Demand”) to distribute all or a portion of their Registrable Securities in an Underwritten Offering (as defined therein); provided, however, that if (i) the Shelf Registration Statement is not effective or otherwise not available for the offer or sale of Registrable Securities for at least 18 months between February 1, 2019 and January 31, 2021, then the Majority Holders will have the right to one additional Underwritten Shelf Takedown Demand and (ii) if the total number of Registrable Securities to be sold or otherwise distributed in any such Underwritten Offering by the Participating Holders (as defined in the Registration Rights Agreement) is cutback to less than 50% of the Registrable Securities requested for distribution by the Participating Holders, then such Underwritten Offering shall not be counted for purposes of the Majority Holders’ right to two Underwritten Shelf Takedown Demands. Also, under the Registration Rights Agreement, the Holders (as defined therein) will have certain piggyback rights with respect to certain other underwritten offerings conducted by the Company for its own account or other stockholders of the Company.

Pursuant to the Registration Rights Agreement, the Company will pay all Registration Expenses (as defined therein). The Registration Rights Agreement will contain customary indemnification and contribution provisions by the Company for the benefit of the Holders. Each Holder will also agree to indemnify the Company in respect of information provided by such Holder to the Company for use in connection with such registration or offering; provided that such indemnification will be limited to the net proceeds actually received by such Holder from the sale of Registrable Securities.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the form of the Registration Rights Agreement, which is filed as Exhibit D to the Magnum Purchase Agreement, and is incorporated by reference into this Item 1.01.

Item 2.02.	Results of Operations and Financial Condition.

The Company is furnishing under this Item 2.02 certain preliminary estimates regarding its financial results for the quarter ended September 30, 2018 that was disclosed to prospective investors in a confidential information memorandum in connection with the Notes Offering (as defined and described below in Item 7.01). This information is included in Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference into this Item 2.02.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth under the caption “Securities Purchase Agreement” in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The private placement of common stock of the Company pursuant to the Magnum Purchase Agreement will be undertaken in reliance upon an exemption from the registration requirements of the Securities Act, pursuant to Section 4(a)(2) thereof.

Item 3.03.	Material Modification to Rights of Security Holders.

In connection with the closing of the Magnum Acquisition, the Company will enter into the Registration Rights Agreement with the sellers of Magnum relating to the registered resale of the Registrable Securities. The information set forth under the caption “Registration Rights Agreement” in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 7.01.	Regulation FD Disclosure.

On October 15, 2018, the Company issued a press release to announce the Magnum Acquisition. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference. On October 15, 2018, the Company also made available on its website at www.nineenergyservice.com under “Investors,” an investor presentation relating to the Magnum Acquisition.

On October 15, 2018, the Company issued a press release to announce its intent, subject to market conditions, to offer $400 million in aggregate principal amount of senior unsecured notes due 2023 in a private placement to eligible purchasers (the “Notes Offering”). A copy of the press release is attached hereto as Exhibit 99.3 and is incorporated herein by reference.

Such press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state. The notes have not been registered under the Securities Act or any state securities law and may not be offered or sold in the United States absent registration or an applicable exemption from registration under the Securities Act and applicable state securities laws.

In connection with the Notes Offering, the Company is disclosing under this Item 7.01 the information included in Exhibit 99.4 hereto, which is incorporated herein by reference. The information included in Exhibit 99.4 is excerpted from information being delivered to potential investors in connection with the Notes Offering and is provided in this Item 7.01 to satisfy the Company’s public disclosure requirements under Regulation FD. The information contained in this Item 7.01, including Exhibit 99.4, does not constitute an offer to sell, or a solicitation of an offer to buy, any of the notes in the Notes Offering or any other securities of the Company.

The information in this Item 7.01 of this Current Report on Form 8-K is being “furnished” pursuant to General Instruction B.2 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and is not incorporated by reference into any Company filing, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of federal securities laws. Such forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond the Company’s control. All statements, other than historical facts included in this Current Report on Form 8-K, are forward-looking statements. All forward-looking statements speak only as of the date of this Current Report on Form 8-K. Although the Company believes that the plans, intentions and expectations reflected in or suggested by the forward-looking statements are reasonable, there is no assurance that these plans, intentions or expectations will be achieved. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1§	Securities Purchase Agreement, dated as of October 15, 2018, by and among Warren Lynn Frazier, Garrett Lynn Frazier 2018 DG Trust, Derrick Chase Frazier 2018 DG Trust, Frazier Family Foundation, Inc., as sellers, Warren Frazier, solely in his capacity as seller representative, MOTI Holdco, LLC and Nine Energy Canada Inc., as buyers, Nine Energy Service, Inc. and certain other parties named therein.

99.1	Preliminary estimated financial information for the quarter ended September 30, 2018.

99.2	Press Release, dated October 15, 2018, titled “Nine Energy Service to Acquire Magnum Oil Tools.”

99.3	Press Release, dated October 15, 2018, titled “Nine Energy Service, Inc. Announces Offering of $400 Million of New Senior Notes.”

99.4	Certain excerpts from information being delivered to potential investors in the Notes Offering.

§

Schedules and similar attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules and attachments upon request by the Securities and Exchange Commission; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules and attachments so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 15, 2018	NINE ENERGY SERVICE, INC.
	By:	/s/ Theodore R. Moore
Theodore R. Moore Senior Vice President and General Counsel